UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA		01886
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On November 18, 2013, Cynosure, Inc. (the “Company”) and Glenborough Westford Center, LLC (the “Landlord”) entered into a Fifth Amendment (the “Amendment”) to the lease dated January 31, 2005 (as amended, the “Lease”) related to the Company’s headquarters located at 5 Carlisle Road, Westford, MA 01886. Pursuant to the Amendment, the term of the Lease has been extended to May 2027 (with two five-year extension options) and the leased premises have been expanded to include additional space at the current location as well as space in the adjacent building, 3 Carlisle Road, Westford, MA 01886. Under the terms of the Amendment, the base rent under the Lease will be abated for a 21-month period beginning in May 2014, and the Company will have rights to lease additional space at 3 Carlisle Road.

The description above of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference and the Lease which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Fifth Amendment to Lease, dated November 18, 2013, between the Company and Glenborough Westford Center, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: November 22, 2013	By:	/s/ Timothy W. Baker
Timothy W. Baker Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Lease, dated November 18, 2013, between the Company and Glenborough Westford Center, LLC